Exhibit 99.1

Cephalon launches recommended takeover bid for Australian
biopharmaceutical company, ChemGenex Pharmaceuticals
Limited

Bid values ChemGenex shares and options at approximately
A$225 million (US$231 million)

ChemGenex Directors unanimously recommend the bid, in the
absence of a superior offer

Cephalon exercises options and converts convertible notes to acquire pre-bid stake of 27.6 percent

FRAZER, Pa., USA and MELBOURNE, AUSTRALIA (March 28, 2011) — Cephalon, Inc. (Nasdaq: CEPH) and ChemGenex Pharmaceuticals Limited (ASX: CXS) today jointly announced that Cephalon’s wholly-owned subsidiary, Cephalon CXS Holdings Pty Ltd, intends to make a takeover bid for ChemGenex. ChemGenex is a hematology-focused Australian biopharmaceutical company developing its lead product candidate, OMAPRO™, for the treatment of chronic myeloid leukemia (CML) patients.  OMAPRO recently completed Phase III clinical trials and ChemGenex plans to file a New Drug Application with the U.S. Food and Drug Administration in the second half of 2011.

The takeover bid has the unanimous support of the ChemGenex Directors who will recommend it to ChemGenex Shareholders in the absence of a superior offer.

In October 2010, Cephalon, through its wholly-owned subsidiary, Cephalon International Holdings, Inc. (Cephalon International) agreed to subscribe for A$15 million of convertible notes issued by ChemGenex and entered into call option agreements with two of ChemGenex’s major shareholders, Stragen International N.V. and Merck Santé S.A.S.  ChemGenex shareholders gave advance approval to the conversion of the convertible notes (in accordance with item 7 of section 611 of the Corporations Act) at a general meeting held in December 2010.

Cephalon International has today served notice to convert its convertible notes and exercise its call options to acquire in aggregate 86.4 million ChemGenex Shares.  This will result in Cephalon International holding in total 27.57 percent of the issued ChemGenex Shares.

Cephalon’s takeover bid for ChemGenex will comprise two offers:

•                                            an offer of A$0.70 cash for each ChemGenex Share (ASX: CXS), cum dividends and other rights; and

•                                            an offer of A$0.02 cash for each ASX-listed ChemGenex Option (ASX: CXSOA).

Subject to obtaining advice on the applicable U.S. law requirements, Cephalon will consider extending the share offer to holders of ChemGenex American Depository Receipts (ADRs) if compliance with those requirements is not unduly onerous or impracticable.

The offer price of A$0.70 per ChemGenex Share represents:

•                                            a 59 percent premium to the last traded price of ChemGenex Shares;

•                                            a 58 percent premium to the one month VWAP of ChemGenex Shares up to the date of this announcement;

•                                            a 31 percent premium to the mid point of the valuation range of each ChemGenex Share of A$0.46 to A$0.61 on a controlling interest basis assessed by BDO Corporate Finance in its Independent Expert’s Report (IER) of 15 November 2010, sent to ChemGenex shareholders in connection with the meeting material seeking their approval of the conversion of the convertible notes issued to Cephalon International.  The IER was prepared to assist shareholders in considering a resolution to approve the conversion of the convertible notes in accordance with item 7 of section 611 of the Corporations Act; and

•                                            a 40 percent premium to the A$0.50 conversion price of the convertible notes issued to Cephalon and approved by the ChemGenex shareholders last year.

“The proposed transaction allows ChemGenex shareholders to realize cash proceeds at a significant premium to recent trading levels and adds an interesting late-stage opportunity to our portfolio,” said Kevin Buchi, Chief Executive Officer of Cephalon.

“The ChemGenex Board welcomes Cephalon’s bid which represents an attractive premium to the current and recent trading prices of ChemGenex Shares.  In the absence of a superior offer, the Board will unanimously recommend that ChemGenex shareholders accept the offer and realize value for their shares.” said Brett Heading, Chairman of ChemGenex.

The takeover offers for ChemGenex Shares and Listed ChemGenex Options will each be subject to certain normal conditions (outlined in Appendices A, B and C), including a 90 percent minimum acceptance condition.

ChemGenex has informed Cephalon that each ChemGenex Director with personal holdings of ChemGenex Shares or Listed ChemGenex Options has confirmed that he intends to accept or procure the acceptance of the offers in respect of those ChemGenex Shares or Listed ChemGenex Options, in the absence of a superior offer.

The total offer value for ChemGenex Shares and Listed ChemGenex Options that Cephalon does not own is approximately A$159 million (US$163 million).  The offer values all ChemGenex Shares and options at approximately A$225 million (US$231 million).  Cephalon intends to fund the transaction consideration from its available cash on hand.

Cephalon will finalize and mail out its Bidder’s Statement and ChemGenex will finalize and mail out its Target’s Statement as soon as practicable.  Holders of ChemGenex Shares and Listed ChemGenex Options should carefully consider those documents before deciding whether to accept into the Cephalon takeover bid.

Cephalon is being advised by BofA Merrill Lynch and Johnson Winter & Slattery.

ChemGenex is being advised by Canaccord Genuity and McCullough Robertson.

About Cephalon, Inc.

Cephalon is a global biopharmaceutical company dedicated to discovering, developing and bringing to market medications to improve the quality of life of individuals around the world.  Since its inception in 1987, Cephalon has brought first-in-class and best-in-class medicines to patients in several therapeutic areas.

Cephalon has the distinction of being one of the world’s fastest-growing biopharmaceutical companies, now among the Fortune 1000 and a member of the S&P 500 Index, employing approximately 4,000 people worldwide.  The company sells numerous branded and generic products around the world.  In total, Cephalon sells more than 150 products in nearly 100 countries.  More information on Cephalon and its products is available at http://www.cephalon.com/.

About ChemGenex Pharmaceuticals Limited

ChemGenex is an oncology focused biopharmaceutical company developing small molecules with new mechanisms of action to treat malignancies with significant unmet medical needs.  A New Drug Application is in preparation for submission to the U.S. Food and Drug Administration in H2 2011 for omacetaxine in CML patients who have failed two or more currently approved tyrosine kinase inhibitors. A parallel Marketing Authorisation Application is in preparation for submission to the European Medicines Agency in H2 2011. ChemGenex has established a corporate alliance with Hospira Inc. to develop and commercialize omacetaxine in Europe, the Middle East and parts of Africa, and is seeking to establish commercial partnerships in the rest of the world.  ChemGenex plans to commercialize omacetaxine itself in North America. ChemGenex trades on the Australian Stock Exchange under the symbol “CXS”. For additional information on ChemGenex Pharmaceuticals, please visit the company’s website at http://www.chemgenex.com.

***

In addition to historical facts or statements of current condition, this press release may contain forward-looking statements in relation to Cephalon or ChemGenex.  Forward-looking statements provide current expectations or forecasts of future events.  These may include statements regarding anticipated scientific progress on research programs, development of potential pharmaceutical products, interpretation of clinical results, prospects for regulatory approval, manufacturing development and capabilities, market prospects for products, sales and earnings guidance, and other statements regarding matters that are not historical facts.  You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning.  The performance and financial results of Cephalon or ChemGenex could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties facing the relevant company such as those set forth in its recent filings with the U.S. Securities and Exchange Commission or other applicable regulatory authorities.  Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect.  Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, neither Cephalon nor ChemGenex intend to update publicly any forward-looking statement, except as required by law . The Private Securities Litigation Reform Act of 1995 permits this discussion.

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Cephalon Contacts:

United States

Media:	Investor Relations:
Natalie de Vane	Chip Merritt
+1 610-727.6536 (office)	+1 610-738-6376 (office)
ndevane@cephalon.com	cmerritt@cephalon.com

Fritz Bittenbender	Joe Marczely
+1 610-883-5885 (office)	+1 610-883-5894 (office)
fbittenb@cephalon.com	jmarczely@cephalon.com

Australia

David Petrie/Michael Gregory
Merrill Lynch
+61 (0)3 9659 2816/+61 (0)3 9659 2343

ChemGenex Contacts:

Australia

ChemGenex Information:	Investor Relations:
Dr. Greg Collier	Rebecca Wilson
CEO and Managing Director	Buchan Consulting
+61 419 897501 (cell Australia)	+61 (0)3 9866 4722 (office)
+1 650 200 8145 (cell USA)	+61 (0)417 382 391 (cell)
gcollier@ChemGenex.com	rwilson@bcg.com.au

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Appendix A

Share Offer Conditions

Cephalon CXS’s offer for ChemGenex Shares is proposed to be subject to the fulfillment of the following conditions. Capitalised terms have meanings set out in the glossary in Appendix C.

(a)            Minimum acceptance condition

Before and at the end of the Offer Period, Cephalon CXS has a relevant interest in at least 90% of ChemGenex Shares.

(b)            Material Adverse change conditions

(i)            Material adverse change in respect of the ChemGenex Group

During the Condition Period, no event, change or circumstance occurs, is announced or becomes known to Cephalon CXS (whether or not it becomes public) which (individually or with others) has or could reasonably be expected to have a material adverse effect on the business, assets, liabilities, financial position, performance, profitability or prospects of the ChemGenex Group taken as a whole.

(ii)           Instances of material adverse change in respect of the ChemGenex Group

Without limiting paragraph (i), during the Condition Period:

(A)           no event, change or circumstance occurs, is announced or becomes known to Cephalon CXS (whether or not it becomes public) which (individually or with others) has or could reasonably be expected to have the effect of a diminution of 10 percent or more in the consolidated net assets of the ChemGenex Group relative to the consolidated net assets of the ChemGenex Group as at 31 December 2010; and

(B)           no member of the ChemGenex Group discontinues, suspends or materially alters the basis of, or announces any intention or proposal to discontinue, suspend or materially alter the basis of, the preparation of the New Drug Application for submission to the United States Food and Drug Administration or the Marketing Authorisation Application for submission to the European Medicines Agency for omacetaxine in CML patients who are resistant to, or have failed, two or more currently approved tyrosine kinase inhibitors.

(iii)          Conduct of the ChemGenex Group’s business in the ordinary course

During the Condition Period, no member of the ChemGenex Group conducts its business otherwise than in the ordinary course.

(iv)          Instances of conduct not in the ordinary course

Without limiting paragraph (iii), during the Condition Period, no member of the ChemGenex Group:

(A)          acquires any one or more entities, businesses or assets (or any interest in any one or more entities, businesses or assets) the price, or aggregate price, of which exceeds $1.0 million;

(B)           disposes any one or more entities, businesses or assets (or any interest in any one or more entities, businesses or assets) the price, or aggregate price, of which exceeds $1.0 million;

(C)           enters into any agreement involving a commitment greater than $1.0 million or the term of which cannot be terminated within 6 months;

(D)          incurs or commits to, or grants to another person a right the exercise of which would involve incurring or committing to, any capital expenditure in respect of any one or more items which, or the aggregate amount of which, exceeds $1.0 million;

(E)           incurs any indebtedness or issues any debt securities other than:

(aa)         to another member of the ChemGenex Group; or

(bb)         trade credit in the ordinary course of business;

(F)           releases or materially varies any obligation owing to it by any person which by reason of its quantum or its nature is material to the ChemGenex Group taken as a whole;

(G)           enters into any joint venture, shareholders, partnership or strategic alliance agreement;

(H)          gives a financial benefit to any related party of ChemGenex with the meaning of Chapter 2E of the Corporations Act;

(I)            employs or appoints any director or employee in respect of which the total annual employment or appointment costs of that person would exceed $150,000 (other than to replace on substantially similar terms, including as to remuneration and benefits, a person who has ceased to be an employee of any member of the ChemGenex Group);

(J)            does any of the following:

(aa)         makes any change in the basis or amount of the remuneration of, or otherwise varies in any material respect the employment or appointment arrangements of, any employee or director, other than in the ordinary course of business and consistent with past practice;

(bb)         accelerates the rights of any director or employee to compensation or benefits of any kind;

(cc)         pays any bonus or pays or provides any termination, retention or retirement payment or other benefit to any director or employee, except as required by law, in accordance with the terms of an agreement disclosed to Cephalon CXS prior to the Announcement Date or in accordance with any entitlement under the terms of any superannuation, provident or retirement scheme in effect as at the Announcement Date; or

(dd)         enters into, or makes any amendment to, any deed of indemnity, access and insurance (or similar arrangement) in favour of any director or employee;

(K)          does any of the following:

(aa)         licenses any of its intellectual property to any person other than a member of the ChemGenex Group;

(bb)         enters into any agreement pursuant to which it agrees to undertake any research and development for any person other than a member of the ChemGenex Group; or

(cc)         takes a licence of intellectual property of any person other than a member of the ChemGenex Group; or

(L)           discloses the existence of any matter described in sub-paragraphs (A) to (K) above, or agrees, offers or authorises, or announces any intention or proposal, to do anything described in sub-paragraphs (A) to (K) above, except to the extent fully and accurately announced by ChemGenex to the ASX prior to the Announcement Date.

(v)           Exclusions

None of paragraphs (i) to (iv) shall apply to any action which is taken by ChemGenex in accordance with the terms of any Unlisted Option Cancellation Letter or is otherwise taken with the prior written consent of Cephalon CXS.

(c)            Change of control conditions

(i)            No change of control event triggered

During the Condition Period, as a result (directly or indirectly) of the acquisition or proposed acquisition of ChemGenex Shares by Cephalon CXS:

(A)         no person becomes entitled to exercise, exercises or purports to exercise, or states any intention to exercise, any right under any provision of any agreement or other instrument to which any member of the ChemGenex Group is a party, or by or to which any member of the ChemGenex Group or any of its assets may be bound or be subject, which right, upon its exercise, results or would result, or could reasonably be expected to result, to an extent which is material to the ChemGenex Group taken as a whole, in:

(aa)         any such agreement or other instrument being terminated or varied or any action being taken or arising under it;

(bb)        the interest of any member of the ChemGenex Group in any partnership, joint venture, trust, corporation or other entity (or any arrangements relating to such interest) being terminated, varied or required to be transferred or redeemed; or

(cc)         the business of any member of the ChemGenex Group being materially adversely affected;

(B)           no Approval issued by a Regulatory Authority to or otherwise held by any member of the ChemGenex Group is or is able to be revoked, withdrawn, terminated or varied such that it:

(aa)          results, or could reasonably be expected to result, in a material adverse effect on the business, assets, liabilities, financial position, performance, profitability or prospects of the ChemGenex Group taken as a whole; or

(bb)         prevents or materially adversely affects or could reasonably be expected to prevent or materially adversely affect the implementation or completion of the Offer; and

(C)           without limiting any of the foregoing, no Regulatory Authority becomes entitled to suspend, terminate or withhold any grant, development assistance or other financial assistance to which any member of the ChemGenex Group is or may be otherwise entitled or to require or accelerate repayment of any grant, development assistance or other financial assistance previously provided to any member of the ChemGenex Group.

(d)            HSR

No objection being received and the period of 30 days expiring (or earlier terminated) from the date of the filing by Cephalon CXS of a merger / acquisition notification as required under the US Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

(e)            No prescribed occurrences

(i)             Between the time beginning when the Bidder’s Statement is given to ChemGenex and ending at the end of the Offer Period, none of the following occurrences happens:

(A)          ChemGenex converts all or any of the ChemGenex Shares into a larger or smaller number of ChemGenex Shares;

(B)           any member of the ChemGenex Group resolves to reduce its share capital in any way;

(C)           any member of the ChemGenex Group enters into a buy-back agreement or resolves to approve the terms of a buy-back agreement under section 257C(1) or 257D(1) of the Corporations Act;

(D)           any member of the ChemGenex Group issues shares (other than pursuant to Disclosed Options or the convertible notes on issue to Cephalon International) or grants an option over its shares, or agrees to make such an issue or grant such an option;

(E)           any member of the ChemGenex Group issues, or agrees to issue, convertible notes;

(F)           any member of the ChemGenex Group disposes, or agrees to dispose, of the whole, or a substantial part, of its business or property;

(G)           any member of the ChemGenex Group charges, or agrees to charge, the whole, or a substantial part, of its business or property;

(H)           any member of the ChemGenex Group resolves to be wound up;

(I)            a liquidator or provisional liquidator is appointed to any member of the ChemGenex Group;

(J)            a court makes an order for the winding up of any member of the ChemGenex Group;

(K)           an administrator is appointed to any member of the ChemGenex Group under section 436A, 436B or 436C of the Corporations Act;

(L)           any member of the ChemGenex Group executes a deed of company arrangement; or

(M)          a receiver, or a receiver and manager, is appointed in relation to the whole, or a substantial part, of the property of any member of the ChemGenex Group.

(ii)            During the Condition Period:

(A)          none of the events listed in Condition (e)(i) happens;

(B)           no member of the ChemGenex Group undertakes a transaction similar to any of those referred to in Condition (e)(i) under the law of its place of incorporation;

(C)           no administrator, or person performing a function similar to an administrator appointed under section 436A, 436B or 436C of the Corporations Act, is appointed in respect of a member of the ChemGenex Group under a provision equivalent to any of those sections of the Corporations Act under the law of the place of incorporation of the subsidiary;

(D)           no member of the ChemGenex Group enters into an arrangement similar to that referred to in Condition (e)(i)(L), or any other composition with creditors, under the law of the place of incorporation of the subsidiary;

(E)           no member of the ChemGenex Group issues or grants:

(aa)        any performance rights or other equity-based incentive; or

(bb)       any security which is convertible into ChemGenex shares and which is not referenced in any of the preceding paragraphs or sub-paragraphs of this Appendix;

(F)           ChemGenex does not declare or pay any dividend or other distribution;

(G)           no amendment is made to the constitution of ChemGenex;

(H)           in relation to Unlisted Option Cancellation Letters:

(aa)        the ASX grants a waiver in respect of Listing Rule 6.23.2 to permit the cancellation of options pursuant to the Unlisted Option Cancellation Letters; and

(bb)       no Unlisted Option Cancellation Letter is terminated or amended and no rights of ChemGenex under any Unlisted Option Cancellation Letter are waived or released by ChemGenex;

(I)            no member of the ChemGenex Group discloses the existence of any matter described in Condition (e)(i) or sub-paragraphs (A) to (H) of this Condition (e)(ii), or agrees, offers or authorises, or announces any intention or proposal, to do anything described in Condition (e)(i) or sub-paragraphs (A) to (H) of this Condition (e)(ii); and

(J)            there is no announcement or other disclosure, and it does not otherwise become known to Cephalon CXS, that any options or other convertible securities or performance rights were in existence as at the Announcement Date other than Disclosed Options.

(f)            Inter-conditionality

The Option Offer having become or having been declared free of all conditions (other than condition (f) of those conditions).

Each of the conditions in each paragraph and sub-paragraph above constitutes and is to be constituted as a separate, several and distinct condition and will not be taken to limit the meaning or effect of any other condition.

Appendix B

Listed Option Offer Conditions

Cephalon CXS’s offer for ChemGenex Listed Options is proposed to be subject to the fulfillment of conditions which are the same as the conditions in Appendix A except that Share Offer Conditions (a) and (f) are replaced, respectively, with the following:

(a)           Minimum acceptance condition

Before and at the end of the Offer Period, Cephalon CXS has a relevant interest in at least 90% of ChemGenex Listed Options.

(f)            Inter-conditionality

The Share Offer having become or having been declared free of all conditions (other than condition (f) of those conditions).

This is a non-waivable condition..

Appendix C

Glossary

Announcement means the announcement of the Share Offer and Listed Option Offer which was jointly released by Cephalon, Inc. and ChemGenex Pharmaceuticals Limited on the Announcement Date.

Announcement Date means 28 March 2011, being the date of the Announcement.

Approval means a licence, authority, authorisation, consent, permission, approval, clearance, grant, confirmation, order, exemption, no objection, waiver or ruling.

ASIC means the Australian Securities and Investments Commission.

ASX means ASX Limited ACN 008 624 691.

Bidder’s Statement means the statement to be made by Cephalon CXS under Part 6.5 Division 2 of the Corporations Act relating to the Share Offer and Option Offer.

Cephalon CXS means Cephalon CXS Holdings Pty Ltd (ACN 150 102 659).

ChemGenex means ChemGenex Pharmaceuticals Limited (ACN 000 248 304).

ChemGenex Group means ChemGenex and its subsidiaries from time to time.

ChemGenex Listed Option means an ASX-listed option of ChemGenex.

ChemGenex Share means an ordinary share of ChemGenex.

Condition Period means the Listed Option Offer Condition Period or Share Offer Condition Period, as the context requires.

Corporations Act means the Corporations Act 2001 (Cth).

Disclosed Options means:

(a)            ChemGenex Listed Options; and

(b)            unlisted options over unissued ChemGenex Shares the existence of which was disclosed in the copy of the option register disclosed by ChemGenex to Cephalon CXS on 28 March 2011.

Listed Option Offer means the offer by Cephalon CXS to acquire ChemGenex Listed Options on the Listed Option Offer Conditions.

Listed Option Offer Conditions means the terms and conditions of the Listed Option Offer to be set out in the Bidder’s Statement.

Listed Option Offer Condition Period means the period beginning on the Announcement Date and ending at the end of the Listed Option Offer Period.

Listed Option Offer Period means the period during which the Listed Option Offer remains open.

Offer means the Listed Option Offer or Share Offer, as the context requires.

Offer Period means the Listed Option Offer Period or the Share Offer Period, as the context requires.

Regulatory Authority means any governmental, semi-governmental, administrative, statutory or judicial entity, authority or agency, whether in Australia or elsewhere, including any self-regulatory organisation established under statute or any stock exchange but excluding the Takeovers Panel, ASIC and any court that hears or determines proceedings under section 657G of the

Corporations Act or proceedings commenced under the Corporations Act by a person specified in section 659B(1) in relation to the Share Offer or Listed Option Offer.

Share Offer means the offer by Cephalon CXS to acquire ChemGenex Shares on the Share Offer Conditions.

Share Offer Conditions means the terms and conditions of the Share Offer to be set out in the Bidder’s Statement.

Share Offer Condition Period means the period beginning on the Announcement Date and ending at the end of the Share Offer Period.

Share Offer Period means the period during which the Share Offer remains open.

subsidiary has the meaning given to it in the Corporations Act.

Target’s Statement means the statement to be made by ChemGenex in response to the Bidder’s Statement, as required by the Corporations Act.

Unlisted Option Cancellation Letters means the letter agreements entered into on or about the Announcement Date between ChemGenex and certain employees and directors of members of the ChemGenex Group relating to the cancellation of unlisted options over unissued ChemGenex Shares conditional on receipt of an ASX waiver of Listing Rule 6.23.2, the Share Offer becoming or being declared unconditional and Cephalon CXS acquiring voting power in ChemGenex of at least 50.1%.

Any reference to “$” or “dollars” is to Australian currency unless otherwise stated.